                                                                    EXHIBIT 10.6



* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



             CBT SYSTEMS, LTD. AND COMPUTER LITERACY INC. AGREEMENT



                  This Agreement is entered as of this 7th day of March, 1998 ("Effective Date") by and between CBT Systems, Ltd., having its principal place of business at 1005 Hamilton Court, Menlo Park, California 94205 ("CBT") and Computer Literacy Inc., a California corporation, having its principal place of business at 1308 Orleans Drive, Sunnyvale, CA 94089 ("CL").

                  NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.       GRANT OF RIGHTS

         1.1 License. Subject to the terms and conditions of this Agreement, CBT hereby grants to CL a non-transferable, non-exclusive license to distribute CBT's proprietary computer programs described on Exhibit A in object code format (the "Courseware") and any documentation supporting the Courseware provided from time to time by CBT (the "Documentation") solely to third parties ("End Users") pursuant to a personal use, perpetual license for use on a single personal computer. All copies of Courseware distributed by CL shall be distributed with CBT's current End User License, as amended by CBT from time to time upon sixty
(60) days' notice to CL (the "End User License").

         1.2 Exclusive. During the term of this agreement, CBT will not enter an agreement with []* to distribute the Courseware or enter into an agreement with a third party through which the Courseware is intended to be distributed to []*. In exchange, during the term of this agreement, CL will not distribute computer based training products branded by []* unless such branded product is []* that is not []*.

         1.3 Ownership. As between CBT and CL, CBT owns and retains all right, title, and interest in and to the Courseware, Documentation, and all trademarks, service marks or tradenames associated with the Courseware or Documentation (the "Trademarks"), including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. Except as expressly granted herein, CBT does not grant to CL any right or license, either express or implied, in the Courseware, Documentation, or Trademarks. CL shall not disassemble, decompile, or otherwise attempt to derive source code from the Courseware.

         1.4 Minimum Commitment. CL agrees to purchase from CBT at least the minimum quantity of the Courseware set forth on Exhibit B (the "Total Purchase Commitment"). Annual Purchase Commitments for renewal terms, if any, shall be determined by mutual agreement. Notwithstanding anything to the contrary contained in this Agreement, CBT shall be entitled to terminate this Agreement thirty (30) days after written notice to CL if CL fails to satisfy its Total Purchase Commitment pursuant to the terms in Section 3.3.

2.       CL'S OBLIGATIONS

         2.1 CL's Marketing Obligations. CL will design and designate a CBT partners' area on CL's web site for Prentice Hall customers that want to purchase CBT's Courseware. CBT will direct users to this CBT partners' area ([]*) in promoting Bundled Prentice Hall Promotions. "Bundled Prentice Hall Promotions" shall mean a product offering in which a Prentice Hall title is bundled with CBT Courseware. Such referral shall be placed in a manner that will direct a user of the Bundled Prentice Hall Promotion to go to the CBT partners' area on CL's web site for any inquiries regarding the Courseware. CL shall not make any representations or warranties other than those contained in the Documentation and shall not make any representations or warranties on CBT's behalf.

         2.2 Trademarks. During the term of this Agreement, CL shall have the right to use and reproduce the Trademarks in connection with CL's marketing, advertising, promotion, and distribution of the Courseware. CL's



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

use of the Trademarks shall not create any right, title or interest therein. CL shall use the Trademarks only in a manner which complies in all material respects with CBT's policies in effect from time to time and all such use shall be for CBT's benefit. CL shall submit to CBT a representation of the Trademarks that CL intends to use for any purpose for CBT's approval of design, color, and other details prior to their initial use. CL shall not publish, disseminate, exhibit, or otherwise distribute any material bearing such representations without CBT's prior approval. CL shall not remove, obscure or alter CBT's copyright notice or the Trademarks from the Courseware or Documentation. If CL, in the course of distributing the Courseware, acquires any goodwill or reputation in any of the Trademarks, all such goodwill or reputation shall automatically vest in CBT when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to CL, and CL agrees to take all such actions necessary to effect such vesting. CL shall not contest the validity of any of the Trademarks or CBT's exclusive ownership of them. CL shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the Trademarks, or any word or mark confusingly similar to the Trademarks in any jurisdiction.

         2.3 Support for Courseware. CBT shall provide support to CL, upon request, based upon its then customary support policies, at no charge. CBT shall also provide training at CBT, at no charge to personnel of CL, as reasonably necessary to enable CL to carry out its support obligations hereunder.

         2.4 Compliance with Applicable Laws. CL shall comply with all laws and regulations applicable to CL's performance and distribution of the Courseware and Courseware hereunder. Without limiting the generality of the foregoing, CL
(a) shall not distribute the Courseware in any country where such distribution would be unlawful; (b) shall comply with all Department of Commerce and other United States exports controls regarding the license and delivery of technology and products abroad including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. CL shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, licenses, permits and authorizations (collectively "Authorizations") in the Territory required for CL to perform its obligations under this Agreement.

         2.5 Protection of Proprietary Rights. CL shall not do anything to compromise CBT's proprietary rights related to the Courseware, including without limitation, CBT's copyrights, patent, trade secret, and trademark rights ("Proprietary Rights"), and will cooperate, at CBT's expense, in CBT's efforts to protect its Proprietary Rights. CL shall promptly notify CBT of any known infringements of CBT's Proprietary Rights that come to CL's attention. CBT shall have the exclusive right to institute infringement or other appropriate legal action against alleged prospective or actual infringers of its Proprietary Rights. CBT shall incur all expenses in connection therewith and shall retain all monetary recoveries received therefrom.

3.       PRICE AND PAYMENT; SHIPMENT AND DELIVERY

         3.1 Suggested End User Price. CL is free to determine its own End User prices for the Courseware. Although CBT may publish suggested end user prices for the Courseware from time to time, these are suggestions only.

         3.2 Per Copy Fees. After CL's Courseware orders have exceeded the []* Total Purchase Commitment set forth in Section 3.3, CL shall pay to CBT for each copy of the Courseware shipped hereunder per copy fees (the "Per Copy Fees") equal to []* of the suggested end user prices for the Courseware as set forth on Exhibit B hereto, as adjusted by CBT from time to time in its sole discretion ("Suggested Prices"). In the event that CBT changes the Suggested Prices, Per Copy Fees based on such changed Suggested Prices shall apply to any order for the Courseware received by CBT after the effective date of the increase or decrease. CBT shall provide CL with at least []* days written notice of any increase in the Per Copy Fees.

         3.3 Purchase Commitment. CL shall pay CBT []* of the Total Purchase Commitment ([]*) within []* after execution of this Agreement. The next payment shall be due on []* in the amount of []*. Starting on the first anniversary of the effective date (the "First Anniversary") CL shall pay CBT []* on or before the

--------
*  CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

end of each []* following the First Anniversary, and in no event later than the dates set out in Exhibit B). Should CL's Courseware orders exceed the []* commitment before the end of the two year term, CL will be required to pay the balance of the []* before CBT ships additional Courseware. Upon shipment of Courseware after the []* purchase commitment has been exceeded, CL will pay a royalty for the Courseware on a []* basis, accompanied with a detailed royalty statement. CL shall pay CBT a late charge on outstanding amounts due equal to []*. If CL fails to make payment when due, CBT reserves the right, in its reasonable commercial judgement, to place CL on credit hold, in which case CBT may cease CL's rights to fulfill orders. If CBT elects to suspend CL's rights to fulfill orders, then CL's obligation to fulfill the Total Purchase Commitment shall be suspended until the credit hold is released and when resumed, if the suspension extends for a period longer than three months, the Payment Schedule for the Total Purchase Commitment shall be equitably adjusted (as agreed between the parties in good faith) in order to take into account the period in which CL could not fulfill orders. All payments shall be made in United States dollars, free of any withholding tax and of any currency control, or other restrictions to CBT, at the address within the United States indicated by CBT to CL. Except as provided in Section 4.2(a), []* CBT shall be []*.

         3.4 Finder's Fee. CL is authorized to co-market with CBT through a process in which CL may submit a co-marketing opportunity to CBT for "co-marketing consideration". CBT agrees to co-market its products to CL prospects/accounts in accordance with the following qualification criteria:

                  (a) The prospect/account cannot be an existing CBT client.

                  (b) The prospect/account cannot be currently engaged in a sales cycle with CBT.

                  (c) The prospect/account cannot be an Affiliate (defined below) of an existing CBT client if such existing client has an agreement with CBT that allows the existing client to license the CBT product in question to such prospect/account. An "Affiliate" of a party shall mean an entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement, provided that such entity shall be considered an Affiliate only for the time during which such control exists.

                  (d) Fulfillment (order processing, shipping and invoicing) of products will be done directly by CBT. CL will provide CBT with all of the information required to process the order resulting from the co-marketing engagement.

                  (e) Where the situation warrants, exceptions to the above criteria, including leads to territories outside North America, may be requested by CL; however, CBT will determine whether an exception request is permitted.

If the opportunity meets the qualification criteria, CL may then register the opportunity with CBT and remove itself from further participation in the sales cycle. CBT will then work directly with the End User to formulate a proposal.

If CBT enters into an agreement with the End User within []* days of opportunity registration, CL will be paid a dollar amount ("Finder's Fee") equal to []* of the []*, calculated as follows:

The total dollar value of the agreement which is due to be paid to CBT over the term of the agreement as of the effective date of the agreement, will be determined ("Contract Value"). The Contract Value will then be divided by the number of years specified by the term of the agreement to determine the Annual Value. []* the dollar amount []* shall be the Finder's Fee.

CBT will pay CL the Finder's Fee within thirty (30) days of CBT's receipt of payment by the applicable End User for the amount representing the Annual Value of the Agreement.



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

         3.5 Taxes, Tariffs, Fees. CBT's suggested end user prices and Per Copy Fees do not include any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which may be required to be paid or collected upon the delivery of the Courseware or upon collection of the prices for the Courseware or the Per Copy Fees. Should any tax or levy be made, CL agrees to pay such tax or levy and indemnify CBT against any claim for such amount. CL represents and warrants to CBT that all Courseware acquired hereunder is for redistribution in the ordinary course of CL's business, and CL agrees to provide CBT with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

         3.6 Shipment and Delivery. CBT will keep CL informed of changes to the bill of materials for the Courseware. Shipment and Delivery of the Courseware and Documentation to CL shall be as set forth on Exhibit C.

         3.7 Inventory Rotation. CL shall have the right to return unsold inventory that has a ship date of no more than six (6) months prior to the date of return in exchange for new inventory of the same or lesser value. CL will pay all freight expenses incurred.

4.       PROPRIETARY RIGHTS

         4.1 Product Warranty. CBT warrants that for a period of []* days following delivery to CL, the Courseware will perform substantially as set forth in the Documentation and that the media on which the Courseware is furnished to CL will be free from defects in materials and workmanship during normal use. EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE COURSEWARE AND DOCUMENTATION ARE PROVIDED "AS IS". CBT HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         4.2      Proprietary Rights Indemnification.

                  (a) CBT shall indemnify CL and hold it harmless from any and all damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) incurred by CL as a result of any claim (or a claim by an end user that is related to a claim) that the Courseware or the Trademarks or any part thereof infringes any patent, copyright, trademark or trade secret of any third party, provided that CL promptly notifies CBT in writing of any such claim and CBT shall control and defend or settle any such claim at CBT's expense and with CBT's choice of counsel. CL shall cooperate with CBT, at CBT's expense, in defending or settling such claim and CL may join in defense with counsel of its choice at its own expense. CL may not settle any claim without CBT's prior written consent. Following notice of any claim with respect to which CL believes itself entitled to indemnification under this section, CBT shall have the right at its option and expense to (i) procure for CL and the End-Users the right or license to use the Courseware as delivered; (ii) modify the infringing materials so as to render them non-infringing; (iii) replace the Courseware or parts thereof with other functionally equivalent software; or (iv) if (i), (ii) and (iii), and each of them, are not commercially feasible, terminate this Agreement and refund to CL amounts paid for unsold inventory, which inventory CL shall promptly return to CBT.

                  (b) CBT shall have no liability for any infringement based on
(i) the use of the Courseware other than as set forth in the Documentation; (ii) the modification of the Courseware by any party other than CBT if such infringement would have been avoided by the use of the unmodified Courseware; or
(iii) the combination or use of the Courseware with other software, items or processes not furnished by CBT if such infringement would have been avoided by the use of the Courseware alone. If the Courseware being distributed infringes an intellectual property right of a third party, CL shall have up to 90 days (after a new release of the Courseware that does not infringe has been provided to CL) to begin distribution of such new release. CBT shall have no liability or obligation to indemnify pursuant to this Section for any infringement violation due to use of Courseware by an end user that was not provided with a new release within such ninety (90) day period. THIS SECTION 4.2 STATES



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

CBT'S ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM REGARDING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         4.3 LIMITATION OF LIABILITY. EXCEPT FOR A CLAIM PURSUANT TO SECTION 4.2, THE LIABILITY OF EITHER PARTY OR CBT'S LICENSORS, IF APPLICABLE, TO THE OTHER PARTY OR TO ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT, EXCEED THE TOTAL AMOUNT ACTUALLY RECEIVED BY CBT HEREUNDER DURING THE PREVIOUS TWELVE (12) MONTHS. NOTWITHSTANDING THE ABOVE, IN NO EVENT SHALL EITHER PARTY OR CBT'S LICENSORS, IF APPLICABLE, BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES UNDER ANY CAUSE OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

5.       TERM AND TERMINATION

         5.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and continue for a period of two (2) years. This agreement shall automatically renew for additional one-year terms. Either party may terminate this Agreement for convenience effective on any date on or after the date that is twenty-five (25) months after the Effective Date, by giving at least thirty
(30) days' written notice of termination to the other party.

         5.2 Automatic Termination. This Agreement shall terminate automatically without notice and without further action by either party in the event that the other party becomes insolvent (i.e. becomes unable to pay its debts in the ordinary course of business as they come due) or makes an assignment of this Agreement for the benefit of creditors.

         5.3 Termination for Breach. This Agreement may be terminated by either party in the event of a material breach of this Agreement by the other party that is not cured within forty-five (45) days of written notice of such breach delivered to such party.

         5.4 Effect of Termination. Upon the expiration or termination of this
Agreement:

                  (a) Each party shall immediately pay to the other party all accrued fees and any other amounts due to the other party hereunder.

                  (b) CL shall, within forty-five (45) days of such expiration or termination (i) return to CBT all Demonstration Copies, any Master Copies received hereunder, and all other material received from CBT and for which CL has not paid CBT a per copy fee; (ii) erase any and all of the foregoing from all computer memories and storage devices within CL's possession or control; and
(iii) provide CBT with a signed written statement certifying that it has complied with the foregoing obligations.

                  (c) All rights and licenses granted by CBT hereunder shall terminate, provided such termination shall not result in the termination of End User Licenses for copies of the Courseware which have been purchased by End Users.

                  (d) Notwithstanding the foregoing, upon the expiration or termination of this Agreement for any reason other than CL's breach, CL may distribute its existing inventory of Courseware for a period of []* after the date of such expiration or termination. All applicable provisions of this Agreement shall continue in force solely for the purpose of permitting CL to distribute such existing inventory.



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

                  (e) Sections 4, 5 and 6, and the reports and audit provisions of Exhibit C, to the extent applicable, shall survive.

         5.5 Limitation of Liability Upon Termination. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of CBT or CL.

6.       GENERAL PROVISIONS

         6.1 This Agreement Controls. This Agreement shall control CL's reproduction and distribution of the Courseware and Documentation. All different or additional terms or conditions in any CL purchase order or similar document shall be null and void.

         6.2 Notices. All notices shall be given in writing and shall be considered effective when (a) personally delivered, (b) upon confirmed receipt if sent by electronic mail or facsimile; or (c) two (2) days after posting if sent by registered private carrier (e.g. DHL, Federal Express, etc.). Notice shall be sent to the parties at their respective addresses set forth above or to such other address as either party may specify by written notice.

         6.3 Merger; Amendment; Waiver. This Agreement, including the Exhibits hereto, constitutes the final, complete, and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing signed by both parties. The failure or delay by either party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of any such right, power or remedy.

         6.4 Independent Contractor. CL is an independent contractor, and nothing herein shall be construed to create an employer-employee, partnership, joint venture, or agency relationship between the parties. CL shall have no authority, right or power to create any obligation or responsibility on behalf of CBT.

         6.5 Assignment. Except to an entity that succeeds to all or substantially all the assets or business of a party, neither party may assign any of its rights or delegate any of its obligations hereunder, whether by operation of law or otherwise, without the other party's prior written consent. Notwithstanding the foregoing, if CL assigns this Agreement to a direct competitor of CBT, CBT has the option to terminate this Agreement immediately. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

         6.6 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

         6.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, excluding conflict of law provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. The parties consent to the personal and exclusive jurisdiction of and venue in the state and federal courts of Santa Clara County, California, U.S.A. for any disputes arising out of this Agreement.

         6.9 Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.



COMPUTER LITERACY INC.                                    CBT SYSTEMS, LTD.


Name:   /s/  Dennis Capovilla                             By:  /s/  Richard Okumoto
       -------------------------------------------             --------------------------------------------

Title:  V.P. Sales and Business Development               Title: Vice President and Chief Financial Officer
       -------------------------------------------             --------------------------------------------

Date:   3/26/98                                           Date:  3/27/98
       -------------------------------------------             --------------------------------------------

APPLICABLE ATTACHED EXHIBITS
Please Initial Below if attached:

(____) Exhibit A
(D.C.) Exhibit B
(D.C.) Exhibit C:       Reproduction

                                    EXHIBIT A



COURSEWARE -

                  Name                 Version                     Language




DOCUMENTATION -

                                    EXHIBIT B



SUGGESTED PRICES FOR COURSEWARE -   [PRICE LIST TO COME.]


TOTAL PURCHASE COMMITMENT -                 []*


PER COPY FEES -                             []*


PAYMENT SCHEDULE:

[]*                        Due within []* following Execution
[]*                        Due []*
[]*                        Due []*
[]*                        Due []*
[]*                        Due []*
[]*                        Due []*



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

                                    EXHIBIT C

                                  REPRODUCTION



C-1  Additional Definitions.

"Master Copy" means the copy of the Courseware, which CL may use to make copies of the Courseware under Section C-2.

C-2 Reproduction License. Subject to the terms and conditions of this Agreement, CBT hereby grants to CL a non-transferable, non-exclusive license to make copies of the Courseware from the Master Copy and to make copies of the End User License and Documentation solely for distribution as part of the Courseware pursuant to Section of the Agreement. CL may not sublicense the rights granted in this Exhibit C.

C-3 Restrictions. The licenses granted to CL in Section C-2 above are expressly conditioned upon CL's compliance with the following:

CL shall ensure that each copy of the Courseware is accompanied by one (1) copy of the End User License. CL shall not alter, modify, change or replace the End User License.

CL's FAILURE TO COMPLY WITH THE PROVISIONS OF THIS SECTION C-3 SHALL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT.

C-4 Delivery. Within thirty (30) days after the Effective Date or at such other time as the parties shall mutually agree, CBT shall deliver to CL one (1) Master Copy and one (1) copy of the End User License.

C-5 Shipment Terms. All shipments hereunder shall be F.O.B. CBT's shipping location (either CBT's address or that of third party fulfillment contractors), freight collect, unless specified otherwise by CBT in writing.

C-6 Inspection. CL shall inspect all items upon arrival at their destination and shall, within ten (10) days of arrival, give written notice to CBT of any claim of damage or shortages. Should CL fail to give such notice, or fail to obtain an extension to such ten (10) day period from CBT, the items shall be deemed to be accepted by CL.

C-7 Reports. Within thirty (30) days after the end of each calendar quarter, and at such other times as CBT may request, CL shall deliver to CBT a written fee report certified as accurate by an authorized representative of CL which sets forth for such calendar quarter the number of copies of the Courseware distributed and the number of copies of the Courseware reproduced by CL.

C-8 Audit. CL shall use reasonable efforts to make and keep materially accurate records of all reproduction and distribution of the Courseware under this Agreement. Upon reasonable notice and at CBT's expense, CBT may appoint an independent certified public accountant to inspect, copy, and audit CL's relevant sales and accounting records to ensure compliance with the payment terms of this Agreement. Such inspection and audit shall be at CL's office during normal business hours upon at least fourteen (14) days prior notice and shall not interfere unreasonably with CL's business activities. Inspections and audits shall be made no more frequently than twice a year. In the event any such audit reveals underpayment of more than five percent (5%) of amounts payable to CBT during the period subject to audit, CL shall pay the cost of such audit in addition to the amounts due.

                                   ADDENDUM TO
             CBT SYSTEMS, LTD. AND COMPUTER LITERACY, INC. AGREEMENT



                  This Addendum is entered as of this first day of June, 1998 (the "Addendum Effective Date") with respect to that certain Agreement, dated March 7, 1998, by and between CBT Systems, Ltd., a Delaware corporation, with a principal place of business at 1005 Hamilton Court, Menlo Park, California, 94205 ("CBT") and Computer Literacy, Inc., a California corporation, having its principal place of business at 1308 Orleans Drive, Sunnyvale, California, 94089 ("CL") (the "Agreement"). Except as set forth in this Addendum all terms and provisions of the Agreement shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

                  WHEREAS CBT and SAP America, Inc. ("SAP") have an agreement providing for the development and distribution of CBT interactive educational software to deliver training with respect to SAP products ("SAP CBT Courseware"), and CBT and SAP desire to extend that agreement to provide for marketing and distribution of SAP Courseware by means of an Internet website that features both parties' logos and trademarks; and

                  WHEREAS CBT and CL desire to enter into an agreement to provide for the distribution of SAP CBT Courseware and other SAP-related Courseware owned or developed by CBT (collectively "SAP Courseware") by means of a website hosted by CL that is designated as a site jointly maintained by CBT, SAP and CL.

                  NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. CL will use reasonable efforts to create, host, and maintain an Internet website on which SAP Courseware which CBT owns or develops is promoted and which features the logos and trademarks of each of CBT, SAP and CL (the "Co-Branded Website"). CL agrees that the Co-Branded Website will present a professional look and feel, and provide editorial content and guidance to visitors to the Co-Branded Website except as expressly set forth to the contrary within this Addendum, SAP Courseware shall be deemed "Courseware" for purposes of the Agreement.

         2. CBT hereby grants CL the worldwide right and license to market and distribute SAP Courseware on the Co-Branded Website, including CBT's SAP-related Courseware that CL is currently authorized to distribute pursuant to the Agreement, and to fulfill customer orders submitted electronically thereto.

         3. CL agrees to provide electronic "links" from CL's proprietary Internet website to the Co-Branded Website and to monitor and report when orders for SAP Courseware submitted to the Co-Branded Website have originated from CL's website or from either the respective proprietary website of CBT or SAP.

         4. CL will provide quarterly customized electronic reporting to CBT for sales pursuant to the Co-Branded Website. The reports will include, if such information is reasonably available to CL, information regarding sales by title, by state and by country, as well as the origin and generation of such sales, such as by link from the proprietary website of CBT, CL or SAP. In addition, CL will use reasonable efforts provide complete "webographics:" click-thru analysis by day, by link, and by title. The appropriate format will be determined in conjunction with CBT to ensure smooth data transfer and minimal reformatting effort. CL will submit the agreed quarterly reports to CBT no later than thirty (30) days from the end of a calendar quarter.

         5. CL will provide CBT with a dedicated point of contact who will be responsible for managing all ongoing efforts between the two parties, including account management, product selection, marketing and merchandising efforts, and ongoing process improvements.

         6. CBT shall incur and ensure that CL has the right to use and reproduce the SAP's trademarks in connection with marketing, advertising, promotions and distribution of the SAP Courseware. In addition, SAP's trademark shall be deemed "Trademarks" for purposes of the Agreement.

         7. Notwithstanding the Per Copy Fees set forth in the Agreement, CL and CBT agree that the amount to be paid by CL to CBT for SAP Courseware ordered and fulfilled in connection with the Co-Branded Website will be as follows: CL shall pay CBT []* for all sales of the SAP Courseware orders fulfilled by CL. In addition, if an SAP Courseware order is generated from a user placing an order from http://www.clbooks.com/sap, CL shall pay CBT []* as a referral fee for such sale.

         8. The foregoing payment shall be the only payment made to CBT in relation to the specific SAP Courseware ordered. Furthermore, any payments made pursuant to this Addendum shall count towards calculating units for the Total Purchase Commitment.

         9. Unless extended by mutual written agreement, this Addendum will terminate nine (9) months from the Effective Date.


         10. THE CO-BRANDED WEBSITE IS PROVIDED "AS-IS". CL HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS, FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.


                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.



COMPUTER LITERACY INC.                       CBT SYSTEMS USA, LTD.

By:  __________________________              By:  ______________________________

Title:  _______________________              Title:  ___________________________

Date:  ________________________              Date:  ____________________________



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

                                ADDENDUM NO. 2 TO
                                    AGREEMENT
                                     BETWEEN
                  CBT SYSTEMS, LTD. AND COMPUTER LITERACY, INC.



                  This Addendum No. 2 (the "Addendum") is entered as of this 20th day of June, 1998 with respect to that certain Agreement, dated March 7, 1998 (the "Distribution Agreement"), by and between CBT Systems, Ltd., a Delaware corporation, with a principal place of business at 1005 Hamilton Court, Menlo Park, California 94205 ("CBT") and Computer Literacy, Inc., a California corporation, having its principal place of business at 1308 Orleans Drive, Sunnyvale, California 94089 ("CL"). Except as set forth in this Addendum, all terms and provisions of the Distribution Agreement shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Distribution Agreement.

WHEREAS CBT and CL desire to amend the Distribution Agreement to expand CL's distribution rights and increase CL's purchase commitment,

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Right to Distribute Pursuant to Multi-User Licenses. The first sentence of
Section 1.1 of the Distribution Agreement shall be amended and restated to read in its entirety as follows:

         "1.1 License. Subject to the terms and conditions of this Agreement, CBT hereby grants to CL a non-transferable, non-exclusive license to distribute CBT's proprietary computer programs described on Exhibit A in object code format (the "Courseware") and any documentation supporting the Courseware provided from time to time by CBT (the "Documentation") to third parties ("End Users") pursuant to either a personal use, perpetual license for use on a single personal computer or pursuant to a multi-user license for a maximum of []* on a stand-alone computer or network node."

2. []* Minimum Commitment. The amount stated as the Total Purchase Commitment in
Section 3.3 of the Distribution Agreement shall be changed from []* to []*, and the payment schedule attached as Exhibit B shall replace Exhibit B to the Distribution Agreement. The third and fourth sentences of Section 3.3 shall be deleted and replaced by the following:

         "3.3 Purchase Commitment. . . . Starting on the first anniversary of the Effective Date (the "First Anniversary") CL shall pay CBT the remaining amount of the Total Purchase Commitment in installments in the amounts and on or before the dates set out in Exhibit B. Should CL's Courseware orders exceed the []* Total Purchase Commitment before the end of the []*, CL will be required to pay the balance of the []* before CBT ships additional Courseware. . ."

3. Further Discounts in Per Copy Fees Upon Reaching Certain Targets; Co-Marketing Expenditures. Section 3.2 of the Distribution Agreement shall be amended by adding the following sentences:

         "3.2 Per Copy Fees. . . . If CL's Courseware orders have exceeded []*
by []*, a number that reflects []* of the revenue target CBT has set for CL's distribution activities, CL's Per Copy Fees in the []* of the term shall be reduced by []*, resulting in []* Per Copy Fees commencing with Courseware orders placed after []*. []* shall []* in an []* this additional discount over the period from []* through []*. To illustrate: if CL's Per Copy Fees in the third year of the term of the Distribution Agreement equal []* after



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

the additional discount is applied to Courseware orders in the amount of []* before the discount, []* shall []* CBT products in that same period."

4. Extension of Initial Term. Section 5.1 of the Distribution Agreement shall be amended and restated to read in its entirety as follows:

         "5.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and continue for a period of three years and three months (the "Initial Term"), terminating on June 20, 2001. This Agreement shall automatically renew for additional one-year terms -- unless terminated by either party at least one hundred and eighty (180) days prior to the end of the current term; provided however, that early termination of the Initial Term, will not reduce CL's total Purchase Commitment or change agreed payment terms therefor."

5. Exhibit B. Exhibit B shall be amended and restated as set forth in the Attachment to this Amendment.



                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.



COMPUTER LITERACY INC.                                    CBT SYSTEMS USA, LTD.


By:     /s/  Dennis Capovilla                             By:    /s/ Richard  Okumoto
        ----------------------------------                       -------------------------------------------

Title:  Vice President                                    Title: Vice President and Chief Financial Officer
        ----------------------------------                       -------------------------------------------

Date:   6/22/98                                           Date:  6/24/98
        ----------------------------------                       -------------------------------------------



----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.

                                   ATTACHMENT

                                    EXHIBIT B



TOTAL PURCHASE COMMITMENT -    []*

AMOUNT PAID TO DATE:           []*

PAYMENT SCHEDULE FOR REMAINING []*:



[]*                        DUE []*
[]*                        DUE []*
[]*                        DUE []*
[]*                        DUE []*
[]*                        DUE []*
[]*                        DUE []*
[]*                        DUE []*
[]*                        []*
[]*                        []*


----------
*    CONFIDENTIAL TREATMENT REQUESTED FOR REDACTED PORTION.